Exhibit 99.2

Q2 2020 Shareholder Letter

Dear Fellow Shareholders:

Our second quarter results reflect the historic impact the COVID-19 pandemic is having on Tripadvisor and the travel industry. In Q2, we posted revenue of $59 million, a $153 million net loss, and a $74 million adjusted EBITDA loss, which was better than our previously disclosed expectations.

In late March and throughout April, we saw the sharpest, deepest drop in business activity in our 20-year history. Our partners (including online travel agents, hotels, activity suppliers, destination marketing organizations, and restaurants that comprise a majority of Tripadvisor’s revenue) reduced their advertising budgets to align with impacted travel demand, reduced bookings, and increased cancellation rates. While significant year-over-year business impacts persist and near-term visibility remains low, we are encouraged that consumer travel demand trends and our business have picked up from the April nadir.

We are very proud of our Tripadvisor teams that came together to support our stakeholders across a number of important objectives, including:

●	swiftly reducing our cost structure to preserve cash, and raising long-term debt capital to further bolster our solid financial position;
●	enabling businesses to promote health and safety information to help consumers gain confidence in their travel decisions; and
●	supporting partners with data, market insights, and a number of provisions to alleviate some of the acute financial impacts the pandemic is having on their businesses.

Travel’s recovery path involves not only reopening businesses and borders, but also restoring consumer confidence in their own health and safety. In light of a myriad of unknowns, we have planned with conservatism. We have streamlined operations to increase efficiency and preserve liquidity, and we feel well prepared for a variety of recovery scenarios.

In all, we are executing on what we can control. We are operating prudently, leveraging our platform’s core strengths to help customers, and redoubling strategic efforts to emerge in a strong position on the other side of this pandemic.

Q2 update and current state of the business

Monthly consumer traffic has started to recover. In April, May, and June, monthly unique users on Tripadvisor sites were approximately 33%, 45%, and 60%, respectively, of last year’s comparable period. We estimate July monthly unique users improved further, to approximately 67% of last year’s comparable period.

Early observations are that consumers are in search of shorter, local getaways that enable them to be active outdoors; domestic travel has been recovering faster than international travel; and European markets have been recovering faster than the U.S. We also note that intra-Europe searches started to rise as that region’s borders reopened.

Moreover, we have seen notable improvements in restaurant traffic, with European markets leading the way compared to other regions. For example, in July, restaurant traffic on Tripadvisor sites in France, Belgium, Germany, and Switzerland returned to year-over-year growth, and Italy recovered to parity with 2019. TheFork, our restaurant transaction-based business, has also seen rapid recovery, with relative strength in key European countries such as Italy, France, and Spain.

Consumers’ uncertainty surrounding the pandemic and its impacts has actually strengthened Tripadvisor’s consumer value proposition. Safety is top of mind and, in Q2, we launched “Travel Safe” tools, which enables hotel and restaurant partners to post important health and safety information to enable consumers to make more informed decisions.

Q2 revenue was materially challenged, but performance has improved recently. In an environment characterized by low bookings and high cancellations, partners have remained cautious around deploying advertising dollars. That said, we have seen some improvement since the April lows. April and May revenue was approximately 10% of last year’s comparable periods and June revenue was approximately 20% of last year’s comparable period. We estimate July revenue performance improved further to approximately 30% of last year’s comparable period. COVID’s impacts continue to vary market-by-market and week-to-week, so recovery from here will likely continue to be non-linear. We remain cautious, but recent improvements are encouraging nonetheless.

Restaurants and vacation rentals have shown the fastest relative recovery recently, followed by Hotels and then Experiences. Within our Hotels Media & Platform segment, we have seen Tripadvisor-branded Hotels revenue recovering faster than Tripadvisor-branded Display and Platform revenue. Across our platform, we are supporting partners with data and insights to help them adapt quickly and capitalize on pockets of opportunity. Cancellation rates witnessed early in the quarter have moderated, an important development for partners’ deploying advertising dollars with increased confidence, and for recovery of our advertising-based revenue and transaction-based revenue streams.

Update on concerted actions taken to bolster our financial position

In the face of unprecedented uncertainty, during Q2 we took swift, concerted action to preserve cash and maintain our solid financial position.

First, we have driven significant savings through prudent expense management. Last quarter, we outlined significant discretionary and workforce-related cost reduction measures and identified target savings levels in Q2 and Q3. We are tracking in line with those targets.

Specifically, we estimate we generated approximately $104 million of savings in Q2 compared to Q1. We note that these cost savings do not consider depreciation, amortization, restructuring and related reorganization costs, and stock-based compensation. Of these estimated savings, approximately $51 million were from discretionary and workforce-related measures, and approximately $53 million were from reduced variable costs, which moved lower commensurate with revenue (i.e., performance-based marketing and a portion of our cost of revenue).

Looking ahead, in Q3, we expect approximately $10 million of additional discretionary and workforce-related expense savings, bringing the total quarterly run-rate impact to approximately $61 million versus Q1. In Q4, we expect discretionary and workforce-related expenses to be roughly flat versus Q3. For the full-year, we estimate these actions will generate savings in discretionary and workforce-related expenses in excess of $200 million this year compared to 2019 (again, not considering depreciation, amortization, restructuring and related reorganization costs, and stock-based compensation), and represent even bigger savings on a run-rate basis, positioning the P&L well as we enter 2021. Variable costs are expected to be lower as well, driven by lower expected revenue in 2020.

In Q3 and Q4, we expect variable costs to move in line with our revenue recovery.

Additionally, in Q2 we incurred pre-tax restructuring and related reorganization costs as a result of workforce reductions of $33 million, which was in line with our expectation. We have incurred $42 million of restructuring and related reorganization costs year to date, and we do not expect to incur any material restructuring costs moving forward.

We believe we have appropriately aligned our cost base with the current environment. We have flexibility to further reduce costs, if needed. However, measures we have already taken have positioned the business for increased flow-through as the travel industry recovers and revenue comes back.

Second, we further bolstered our liquidity position. At the end of Q2, we had $698 million of cash and cash equivalents, a decrease of $100 million from the end of March 2020. This cash balance included $700 million from our revolver drawdown in March 2020.

The reduction in cash during Q2 versus Q1 was driven primarily by an increased operating loss on lower revenue and, to a lesser extent, net outflows of deferred merchant payables, as the outstanding payables on our consolidated balance sheets declined from $159 million at December 31, 2019, to $71 million at March 31, 2020, to $57 million as of June 30, 2020, reflecting the lack of new bookings in the post-COVID-19 timeframe.

We expect lower CapEx levels in 2020 versus 2019 based on lower capitalized website development costs on lower headcount, and we expect the trajectory of operating and free cash flow recovery will center on revenue improvements.

In May, we amended our revolving credit facility to, among other things, replace the leverage ratio covenant with a minimum liquidity covenant for a period of time ending prior to the fiscal quarter ending September 30, 2021, as well as downsize its capacity to $1.0 billion from $1.2 billion.

In July, we completed the sale of $500 million aggregate principal amount of 7.000% senior notes due July 15, 2025. We used the proceeds to reduce our outstanding borrowings under our revolving credit facility.

We expect to see peak cash outflows in Q2 and Q3 this year, given the confluence of net losses, including material restructuring costs, and deferred merchant payables outflows. We also believe our swift actions to streamline operations, conserve cash, and raise debt capital has the business appropriately capitalized and covenant-compliant even in the event of a prolonged COVID-19 driven downturn.

Executing on our key focus areas

We are pleased to have further secured our solid financial position. This enables us to redouble our focus on building direct, durable relationships, and more effectively converting Tripadvisor’s travel influence into increased repeat, intentional, engaged usage and monetization. Here are our operational priorities for the balance of the year and into 2021:

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Accelerating efforts along our One Tripadvisor vision. We are bringing our consumer-focused strategy to life. In Q2, we launched a redesigned homepage and new tourism pages that celebrate our new brand identity and celebrate our unique position centered on people-powered planning. We are innovating faster, and are synthesizing historically disparate consumer signals to deliver a more personalized and contextually-relevant discovery, planning, and shopping experience for considered trips. Later this year, we aim to launch our redesigned mobile app, which we believe will give consumers a powerful, on-the-go travel companion and will enable us to reach, serve and delight a new generation of travelers and diners.

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Diversifying long-term revenue through Experiences & Dining segment growth. We remain focused on merchandising our high-quality inventory, enabling consumers to seamlessly discover, book, and have story-worthy experiences. In restaurants, we are focused on further integrating and expanding our SinglePlatform and Bookatable offerings, and we are adding contactless payment capabilities to TheFork's app.

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Expanding our hotel customer-focused solutions. We expect to launch a new offering during Q3 and we remain focused on building the product suite and deepening hotelier partner engagement on our platform.

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Launching direct-to-consumer paid offerings. We believe there is a potentially large opportunity to develop consumer subscription and other direct-to-consumer paid offerings. In Q2, we launched our first consumer-facing offerings: a personalized travel service that connects consumers with a curated community of expert Trip Designers, and a trip insurance product in partnership with Allianz. These are small but important steps in this new category. We see a bright future ahead, and are planning more ways to help travelers and monetize through additional direct-to-consumer offerings.

Outlook

As a reminder, we endeavor to be as accurate as possible with our forward-looking commentary; however, a number of factors outside of our control can limit our visibility into future financial performance and can cause our results to vary materially from our current expectations.

We are encouraged by recent trends, but we note that top line visibility remains extremely low.

For Q3, we expect:

●	Year-over-year revenue performance to improve versus Q2, while remaining materially lower than Q3 2019; and
●	A meaningfully reduced adjusted EBITDA loss compared to Q2.

Corporate Governance update

In July, Jane Sun, the chief executive officer of Trip.com Group, joined our Board of Directors. Trip.com is a leading online travel agency, and Trip.com Group is our partner running the Tripadvisor China joint venture we announced in Q4 2019.

Earlier this year, Greg O’Hara, Founder and Senior Managing Director of Certares, also joined our Board of Directors. In addition to Greg serving as a Vice Chairman of Liberty Tripadvisor Holdings, Greg serves as Executive Chairman of American Express Global Business Travel. Certares is a travel-focused private equity firm that has ownership interests in American Express Global Business Travel, the largest global corporate travel management company, and Internova Travel Group, one of the largest travel services companies in the world with a collection of leading brands including Travel Leaders Group, that deliver high-touch personal travel expertise to leisure and corporate clients.

We are excited to have Jane and Greg’s deep travel expertise and valuable insights in the fold as we navigate the current travel landscape and position the business for future strategic growth opportunities.

Final thoughts

Travel’s full recovery will take time, and it will likely be uneven along the way. We will continue operating with prudence as we execute our long-term strategy, and will continue to support our employees, consumers, and partners worldwide throughout the recovery period, and beyond.

Sincerely,

Steve Kaufer, Co-founder & CEO

Ernst Teunissen, CFO

Conference Call and Webcast

Tripadvisor, Inc. management will host a conference call to discuss results as well as other forward-looking information about Tripadvisor’s business tomorrow morning at 8:30 a.m. Eastern Time.

Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call.

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Tripadvisor, Inc.’s second quarter 2020 earnings press release and supplemental financials are available on the Investor Relations section of the Tripadvisor, Inc.’s website at ir.tripadvisor.com. The earnings release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the U.S. Securities Exchange Commission, or SEC, on August 6, 2020, which is available on the Investor Relations section of our website at ir.tripadvisor.com and the SEC’s website at www.sec.gov.

Forward-Looking Statements

These prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The following words, when used, are intended to identify forward-looking statements: “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “target,” “should,” “will,” and similar expressions which do not relate solely to historical matters. We caution investors that any forward-looking statements in these prepared remarks, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements are more fully described in Part I. Item 1A. "Risk Factors" of our Annual Report on Form 10-K. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through current reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures

These prepared remarks may include references to non-GAAP measures, such as consolidated adjusted EBITDA (including forecasted adjusted EBITDA), free cash flow, and constant currency measurements, such as, non-GAAP revenue before effects of foreign exchange, and adjusted EBITDA before effects of foreign exchange, which are considered non-GAAP financial measures as they are not prepared in conformity with accounting principles generally accepted in the Tripadvisor States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We encourage investors to review our earnings press release as it contains important information about our financial results, including tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations and other related information about these non-GAAP financial measures. We have not reconciled consolidated adjusted EBITDA guidance to projected consolidated GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

The earning press release in addition to other supplemental financial information is available on the Investor Relations section of our website at http://ir.tripadvisor.com/. The earnings press release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the SEC on August 6, 2020, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.

Key Business Metrics

We review a number of metrics, including unique visitors, hotel shoppers, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our active users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity. We regularly review our process and may adjust how we calculate our internal metrics to improve their accuracy.